Exhibit 8



NAME OF SUBSIDIARY                                   PLACE OF INCORPORATION
--------------------------------                     ----------------------

A1-Net (Holdings) Ltd                                Hong Kong
Astaga Ltd                                           Mauritius
Authentium                                           USA
Culmane Ltd                                          Ireland
Details Nigeria Limited                              Nigeria
Eefoo.com (BVI) Ltd                                  British Virgin Islands
Eefoo.com (Mauritius) Ltd                            Mauritius
Entriq Inc.                                          USA
Entriq Ltd                                           British Virgin Islands
IBS LLC                                              USA
IGN Sportsbook (Pty) Limited                         South Africa
Information Technology Consulting Inc.               Mauritius
Intervision (Services) BV.                           The Netherlands
Intervision (Services) Holdings BV.                  The Netherlands
Investment Facility Company 649 (Pty) Ltd            South Africa
Irdeto Access BV                                     The Netherlands
Irdeto Access Corp.                                  British Virgin Islands
Irdeto Access Holdings SA                            Luxembourg
Irdeto Access Inc.                                   USA
Irdeto Access Investments SA                         Luxembourg
Irdeto Knowledge Ltd                                 British Virgin Islands
IT Hosting Strategies Inc.                           Mauritius
Lesotho Broadcasting (Pty) Limited                   Lesotho
Menta Holdings Ltd                                   British Virgin Islands
MIH Finance (BVI) Ltd                                British Virgin Islands
MIH (Thailand) Holdings BV.                          The Netherlands
MIH (UBC) Holdings BV.                               The Netherlands
MIH China Limited                                    Hong Kong
MIH Far East Holdings BV.                            The Netherlands
MIH Finance S.A.                                     Luxembourg
MIH Holdings S.A.                                    Luxembourg
MIH Intelprop Holdings Ltd                           Mauritius
MIH QQ (BVI) Ltd                                     British Virgin Islands
MIH SARL                                             Luxembourg
Mindport BV.                                         The Netherlands
Mindport Europe BV                                   The Netherlands
Mindport Holdings Ltd                                British Virgin Islands
Mindport IBS Investments SA                          Luxembourg
Mindport IBS Ltd                                     British Virgin Islands
Mindport Inc.                                        USA
Mindport Ltd                                         British Virgin Islands
Mindport Pty Ltd                                     Australia
MP Holdings SA                                       Luxembourg
MultiChoice Africa (Pty) Limited                     South Africa
MultiChoice Africa Limited                           British Virgin Islands
MultiChoice Botswana (Pty) Limited                   Botswana
MultiChoice Cyprus Holdings Ltd                      Greece
MultiChoice Cyprus Ltd                               Greece
MultiChoice Ghana (Pty) Limited                      Ghana
MultiChoice Hellas S.A.                              Greece
MultiChoice Investments (Pty) Limited                South Africa
MultiChoice Kenya Holdings Limited                   British Virgin Islands
MultiChoice Kenya Limited                            Kenya

NAME OF SUBSIDIARY                                   PLACE OF INCORPORATION
--------------------------------                     ----------------------

MultiChoice Lesotho (Pty) Limited                    Maseru, Lesotho
MultiChoice Middle East Holdings Inc.                British Virgin Islands
MultiChoice Middle East Inc.                         British Virgin Islands
MultiChoice Middle East SMS Limited                  Mauritius
MultiChoice Namibia (Pty) Limited                    Namibia
MultiChoice Nigeria Limited                          Nigeria
MultiChoice Rentals (Pty) Limited                    South Africa
MultiChoice Supplies (Pty) Limited                   South Africa
MultiChoice Tanzania Limited                         Tanzania
MultiChoice Transkei (Pty) Limited                   South Africa
MultiChoice Uganda Limited                           Kampala
MultiChoice Zambia Holdings Limited                  British Virgin Islands
MultiChoice Zambia Limited                           Zambia
MultiMedia Highway (Pty) Limited                     South Africa
M-Web (Thailand) Limited                             British Virgin Islands
M-Web Africa Limited                                 British Virgin Islands
M-Web China (BVI) Ltd                                British Virgin Islands
M-Web China (Mauritius) Ltd                          Mauritius
M-Web Greece SA                                      Greece
M-Web Indonesia (BVI) Limited                        British Virgin Islands
M-Web Indonesia (Mauritius) Limited                  Mauritius
MWeb Intelprop Holdings Ltd                          Mauritius
M-Web/MIH (Malta) Ltd                                Malta
M-Web Namibia (Pty) Limited                          Namibia
M-Web Thailand (BVI) Ltd                             British Virgin Islands
MWeb Thailand Holdings BV.                           The Netherlands
Myriad Development BV.                               The Netherlands
Myriad Holdings Africa BV.                           The Netherlands
Myriad International Holdings Asia BV.               The Netherlands
Myriad International Holdings BV.                    The Netherlands
Myriad International Programming Services BV.        The Netherlands
Myriad Services Limited                              British Virgin Islands
NetMed SA                                            Greece
NetMed N.V.                                          The Netherlands
Netmed Hellas S.A.                                   Greece
Online Wisdom (Mauritius) Ltd                        Mauritius
OpenTV Australia Pty Ltd                             Australia
OpenTV Corp.                                         British Virgin Islands
OpenTV E.U.R.L                                       France
OpenTV GmbH                                          Germany
OpenTV Holdings NV                                   The Netherlands
OpenTV, Inc.                                         Delaware
OpenTV International Holdings Inc.                   USA
OpenTV UK Ltd                                        UK
OTV Holdings Limited                                 British Virgin Islands
Powerchip Limited (BVI)                              British Virgin Islands
Samart Holdings BV.                                  The Netherlands
SE Pacific Internet Holdings Ltd                     Mauritius
SuperNet SA                                          Greece
SWL Lisenz-Verwaltungs GmbH                          Austria
Syned S.A.                                           Greece
Tencent (BVI) Ltd                                    British Virgin Islands
Thailand Domain (BVI) Ltd                            British Virgin Islands
United Broadcasting Corporation Public Company Ltd   Thailand
Vianet Inc.                                          Cayman Islands
Villiers Securities Limited                          Mauritius
Wisdom Online (BVI) Ltd                              British Virgin Islands


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